Exhibit 10(n)





                  THE FIDELITY AND CASUALTY COMPANY
                             OF NEW YORK


                          Agreement No. 7978
















































                   GENERAL REINSURANCE CORPORATION










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                       AGREEMENT OF REINSURANCE
                               NO. 7978

                               between

                   GENERAL REINSURANCE CORPORATION
                        a Delaware corporation
                   having its principal offices at
                           Financial Centre
                 695 East Main Street P.O. Box 10350
                   Stamford, Connecticut 06904-2350
               (herein referred to as the "Reinsurer")

                                 and

            THE FIDELITY AND CASUALTY COMPANY OF NEW YORK
                           180 Maiden Lane
                       New York, New York 10038
                (herein referred to as the "Company")
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  In consideration of the promises set forth in this Agreement, the parties agree as follows:

  Article I - SCOPE OF AGREEMENT

       As a condition precedent to the Reinsurer's obligation under this Agreement, the Company shall cede to the Reinsurer the personal property and liability business described in this Agreement and assumed by the Company under Agreement No. 5055 from The Continental Insurance Company, as attached, and the Reinsurer shall accept such business as reinsurance from the Company. The terms of this Agreement shall determine the rights and obligations of the parties.

  Article II - PARTIES TO THE AGREEMENT

       This Agreement is solely between the Company and the Reinsurer. When more than one Company is named as a party to this Agreement, the first Company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered to the other party. However, if the Company becomes insolvent, the liability of the Reinsurer shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY. In no instance shall any insured of the Company or any claimant against an insured of the Company have any rights under this Agreement.



  Article III - LIABILITY OF THE REINSURER

       The Reinsurer shall pay to the Company the Reinsurer's Quota Share Percentage of the net loss, as defined in the article























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  entitled DEFINITIONS, of the Company as set forth in the Schedule of Reinsurance.

                       SCHEDULE OF REINSURANCE
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                              Company's                 Reinsurer's
                        Quota Share Percentage     Quota Share Percentage
  -----------------------------------------------------------------------
  As respects covered policies
  in force on July 1, 1994, and
  new and renewal covered
  policies becoming effective
  on and after July 1, 1994,
  and prior to January 1, 1996:    0%                   100%

  As respects new and renewal
  covered policies becoming
  effective on and after
  January 1, 1996, and prior
  to January 1, 1997:              0%                   100%

  As respects new and renewal
  covered policies becoming
  effective on and after
  January 1, 1997, and prior
  to January 1, 1998:              0%                   100%

  As respects new and renewal
  covered policies becoming
  effective on and after
  January 1, 1998, and prior
  to January 1, 1999:              0%                   100%

  As respects new and renewal
  covered policies becoming
  effective on and after
  January 1, 1999, and prior
  to January 1, 2000:              0%                   100%

  As respects new and renewal
  covered policies becoming
  effective on and after
  January 1, 2000:                 100%                 0%
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       Notwithstanding the above, as respects each occurrence
  involving personal property business the Limited of Liability of the Reinsurer shall not exceed:

       (a) As respects each such occurrence commencing on and after July 1, 1994, and prior to January 1, 1996, 50% of $100,000,000;

       (b) As respects each such occurrence commencing on and after January 1, 1996, and prior to January 1, 1997,
            40% of $100,000,000;

       (c) As respects each such occurrence commencing on and after January 1, 1997, and prior to January 1, 1998,
            30% of $100,000,000;
















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       (d)  As respects each such occurrence commencing on and
            after January 1, 1998, and prior to January 1, 1999,
            20% of $1000,000,000;

       (e) As respects each such occurrence commencing on and after January 1, 1999, 10% of $100,000,000;



  Article IV - DEFINITIONS

       (a)  Personal Property Business

            This term shall mean insurance which is classified by the Company as fire (dwelling fire only), allied lines (personal only), inland marine (personal only), homeowners multiple peril (property coverages) and private passenger automobile physical damage, except those lines specifically excluded in the article entitled EXCLUSIONS, with respect to insurers domiciled in the Continental United States (other than in the State of New Jersey) written by the U.S. domiciled operation of the Company known as the Agency Brokerage Group or any successor group.

       (b)  Personal Liability Business

            This term shall mean insurance which is classified by the Company as private passenger automobile liability, private passenger automobile no-fault, umbrella (personal only) and homeowners multiple peril (liability coverages), with respect to insureds domiciled in the Continental United States (other than in the State of New Jersey) written by the U.S. domiciled operation of the Company known as the Agency Brokerage Group or any successor group.

       (c)  Net Loss

            This term shall mean all payments by the Company in settlement of claims or losses, payment of benefits, or satisfaction of judgments or awards, including adjustment expense, loss in excess of original policy limits, extra contractual obligations, and declaratory judgment expense, after deduction of subrogation and other recoveries, as per the article entitled RECOVERIES, and after deduction of amounts due from inuring reinsurance, as defined in paragraph (j) below, whether collectible or not. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.


























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       (d)  Adjustment Expense

            This term shall mean expenditures by the Company in the direct defense of claims and as allocated to an individual claim or loss, other than for office expenses and for the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company, except Continental Loss Adjustment Services or its successor, made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses, court costs; statutory penalties; prejudgment interestor delayed damages; and interest on any judgment or award.

       (e)  Prejudgment Interest or Delayed Damages

            This term shall mean interest or damages added to a settlement, verdict, award, or judgement based on the amount of time prior to the settlement, verdict, award, or judgement whether or not made part of the settlement, verdict, award, or judgement.

       (f)  Excess of Original Policy Limits

            Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, this term shall mean awards of losses in excess of the Company's original policy limits, any such loss in excess of the limit having been incurred because of failure by the Company to settle within the policy limit or by reason of alleged negligence, fraud or bad faith or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its Insured or in the preparation or prosecution of an appeal consequent upon such action.

            However, coverage hereunder shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company or any other employee of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

            For purposes of this definition, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

            Any insurance or inuring reinsurance, as defined in paragraph (j) below, whether collectible or not, which























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            indemnifies or protects the Company against claims
            which are the subject matter of this definition and any contribution, subrogation or recovery, as per the article entitled RECOVERIES, shall inure to the benefit of the Reinsurer and shall be deducted to arrive at the amount of the Company's loss.

       (g)  Extra-Contractual Obligations

            Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, this term shall mean those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim or business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or in the investigation of a claim, or to provide a defense, or to timely pay a claim, or by reason of alleged negligence, fraud or bad faith or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its Insured or in the preparation or prosecution of an appeal consequent upon such action.

            The date on which an extra contractual obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original occurrence.

            However, coverage hereunder shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company or any other employee of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

            Any insurance or inuring reinsurance, as defined in paragraph (j) below, whether collectible or not, which indemnifies or protects the Company against claims which are the subject matter of this definition and any contribution, subrogation or recovery, as per the article entitled RECOVERIES, shall inure to the benefit of the Reinsurer and shall be deducted to arrive at the amount of the Company's loss.

       (h)  Declaratory Judgment Expense

            This term shall mean expense arising from litigation over policy coverage.



























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            The date on which a declaratory judgment expense is
            incurred by the Company shall be deemed, in all circumstances, to be the date of the original occurrence.

       (i)  Occurrence

            As respects the personal property business reinsured hereunder, this term shall mean the sum of all individual losses directly occasioned by any one disaster, accident, or loss or series of disasters, accidents, or losses arising out of one event which occurs within the area of the United States. Notwithstanding the above, the duration and extent of any one occurrence will be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term occurrence will be further defined as follows:

            (1) As regards windstorm, hail, tornado, hurricane, and cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event.

            (2) As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses that occur beyond such 72 consecutive hours during the continued occupation of an insured's premises by strikers, provided such occupation commenced during the aforesaid period.

            (3) As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the opening paragraph of this definition) and fire following directly occasioned by the earthquake, only those individual fire losses that commence during the period of 168 consecutive hours may be included in the Company's occurrence.

            (4) As regards "freeze," only individual losses directly occasioned by collapse, breakage of glass, and water and/or liquid damage due to burst
























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                 pipes, tanks or pressure vessels; damage to
                 machinery or equipment, stock and/or work in progress due to freeze; and/or individual losses arising directly out of this lack of supply of power, current, coolant and/or fuel due to frozen pipes and/or frozen feed lines may be included in the Company's occurrence.

            However, as respects those occurrences referred to in sub-paragraphs (1) and (2) above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more occurrences provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

            No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any occurrence claimed under the 168 hours provision.

            As respects the personal liability business reinsured hereunder, this term shall mean each accident or occurrence or series of accidents or occurrences arising out of one event, whether involving one or several of the Company's policies. All bodily injury or property damage arising out of continuous or repeated exposure to substantially the same general conditions shall be considered as arising out of one occurrence, whether involving one or several of the Company's policies.

       (j)  Inuring Reinsurance

            This term shall mean:

            (1)  All personal lines facultative reinsurance;

            (2) Personal lines umbrella excess of loss treaty, treaty no. 5477, with a limit of $5,000,000 excess $5,000,000 effective January 1, 1994, through
                 December 31, 1994.

            Throughout the term of this Agreement, such inuring reinsurance may be subject to change as agreed upon by the Company and the Reinsurer.






























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  Article V - EXCLUSIONS

       This Agreement shall not apply to:

       (a)  Reinsurance accepted by the Company other than:

            (1)  From its affiliates;

            (2) Property facultative reinsurance on a share basis of risks accepted individually and not forming part of any agreement;

            (3) Local agency property reinsurance on a share basis accepted in the normal course of business;

       (b) Nuclear incident per the following clauses attached hereto:

            (1)  Nuclear Incident Exclusion Clause - Physical
                 Damage - Reinsurance U.S.A.;

            (2)  Nuclear Incident Exclusion Clause - Liability -
                 Reinsurance U.S.A.;

       (c) Any loss or liability accruing to the Company directly or indirectly from any property or liability insurance written by or through any pool or association including pools or associations in which membership by the Company is required under any statutes or regulations; however, this exclusion shall not apply to the pools and associations listed in Appendix A attached hereto, but, this Agreement shall not cover any increase in such liability resulting from the inability of any other participant in any such pool or plan to meet its liability;

       (d) Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law, or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard form of policy containing a standard war exclusion clause;

       (e) Any liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, which provides for any assessment of, payment, or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or

























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            assigns, which has been declared by any competent
            authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part;

       (f) Insurance against earthquake, except when written in conjunction with fire and otherwise eligible perils;

       (g) Insurance against flood, surface water, waves, tidal waves, overflow of any body of water, or their spray, all whether driven by wind or not, except when written in conjunction with fire and otherwise eligible perils;

       (h) Liability business written on a co-indemnity basis not controlled by the Company.



  Article VI - MANAGEMENT OF CLAIMS AND LOSSES

       The Company shall investigate and settle or defend all claims and losses. When requested by the Reinsurer, the Company shall permit the Reinsurer, at the expense of the Reinsurer, to be associated with the Company in the defense or control of any claim, loss, or legal proceeding which involves or is likely to involve the Reinsurer. The Reinsurer agrees to abide by the loss settlements of the Company subject to the terms and conditions of this Agreement.


  Article VII - RECOVERIES

       The Company shall pay to or credit the Reinsurer with the Reinsurer's portion of any recovery obtained from salvage, subrogation, or other insurance. Adjustment expenses for recoveries shall be deducted from the amount recovered.

       However, if the Company notifies the Reinsurer prior to pursuing recoveries from salvage, subrogation, or other insurance and receives the Reinsurer's approval of such pursuit, the Reinsurer agrees to pay a share of the adjustment expenses incurred therefor which are in excess of the amount recovered, if any, proportionate to the Reinsurer's share of net loss.

       The Reinsurer shall be subrogated to the rights of the Company to the extent of its loss payments to the Company. The Company agrees to enforce its rights of salvage, subrogation, and its rights against insurers or to assign these rights to the Reinsurer. Recoveries shall be apportioned between the parties in the same ratio as the amounts of their liabilities bear to the loss.




























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  Article VIII - REINSURANCE PREMIUM AND COMMISSION

       The Company shall pay to the Reinsurer:

       (a) With respect to business in force at the effective time and date of this Agreement, 100% of the Company's unearned premium, for the business reinsured hereunder, after deducting that portion paid for inuring reinsurance, as defined in the article entitled DEFINITIONS, calculated on the monthly pro rata basis as of the effective time and date of this Agreement; and

       (b) With respect to business becoming effective at and after the effective time and date of this Agreement, the Reinsurer's Quota Share Percentage, as set forth in the Schedule of Reinsurance, of the Company's written premium for the business reinsured hereunder, after deducting that portion paid for inuring reinsurance, as defined in the article entitled DEFINITIONS.

       The reinsurance premiums in (a) and (b) above shall be subject to a fixed commission allowance of 30%.


  Article IX - REPORTS AND REMITTANCES

       (a)  In Force Premium

            Within 30 days after the commencement of this Agreement, the Company shall render to the Reinsurer a report of the reinsurance premium with respect to the business of the Company in force at the effective time and date of this Agreement, summarizing the reinsurance premium by line of insurance; and the amount due the Reinsurer shall be remitted within 60 days after the commencement of this Agreement.

       (b)  Monthly Reports

            The Company shall report to the Reinsurer, within 45 days after the close of each month:

            (1) The reinsurance premium written for the month by line of insurance, and

            (2) The commission allowed on the reinsurance premium for the month, and

            (3) The Reinsurer's portion of net loss paid during the month by line of insurance and year of claim or loss, and



























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            (4)  The Reinsurer's portion of salvage recovered
                 during the month by line of insurance and year of claim or loss.

            The amount due either party shall be remitted within 60 days after the close of the month.

            The Company shall also report to the Reinsurer, within 45 days after the close of each month, the Reinsurer's portion of reserves for claims, losses, and adjustment expense at the end of the month by line of insurance and year of claim or loss.

            In the event of any loss or damage in excess of $4,000,000, the Company may request immediate payment of the Reinsurer's portion of such loss, and the Reinsurer shall be obligated to pay such amount.


       (c)  Quarterly Reports

            The Company shall report to the Reinsurer, within 45 days after the close of each calendar quarter, the reinsurance premium unearned by line of insurance and the contribution for the quarter to the reinsurance premium in force by line of insurance, by term and by month and year of expiration.

       (d)  P.C.S. Catastrophe Bulletins

            The Company shall furnish to the Reinsurer, upon request, the following information with respect to each catastrophe set forth in the Catastrophe Bulletins published by the Property Claim Services:

            (1)  The preliminary estimates of the amount
                 recoverable from the Reinsurer;

            (2) The Reinsurer's portion of net loss paid less salvage recovered during each calendar quarter;

            (3) The Reinsurer's portion of reserves for claims, losses, and adjustment expenses at the end of each calendar quarter.

       (e)  General

            In addition to the reports required by (a), (b), (c), and (d) above, the Company shall furnish such other information as may be required by the Reinsurer for the completion of the Reinsurer's quarterly and annual statements and internal records.

            All reports shall be rendered on forms or in format acceptable to the Company and the Reinsurer.























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  Article X - TERM AND TERMINATION

       This Agreement shall apply to new and renewal policies of the Company becoming effective at and after 12:01 A.M., July 1, 1994, and prior to 12:01 A.M., January 1, 2000, and to policies of the Company in force at 12:01 A.M., July 1, 1994, with respect to losses resulting from occurrences taking place at and after 12:01 A.M., July 1, 1994.

       Upon expiration of this Agreement, the Reinsurer shall continue to be liable, with respect to and including policies in force at the time and date of expiration, for losses resulting from occurrences taking place until the expiration, cancellation, or next anniversary date, not to exceed one year, of each such policy of the Company, whichever occurs first.

       When all reinsurance is expired or terminated, the Reinsurer shall return to the Company the reinsurance premium unearned, if any, calculated on the monthly pro rata basis, less the commission previously allowed thereon.

       This Agreement may be terminated within the term stipulated above by mutual agreement between the Company and the Reinsurer.

       However, the Reinsurer may also terminate this Agreement in the manner described under the circumstances set forth in the following paragraph.

       If the Company is merged or purchased, or if controlling interest (for purposes of this Agreement, deemed to be more than 51%) is sold or changed outside of the Company's holding company systems, the Company shall immediately notify the Reinsurer, by registered mail to its principal office, giving details (to the extent of its knowledge thereof) of the particulars of such merger, purchase, sale or change. Within 35 days after the date of mailing of such notice by the Company, the Reinsurer may terminate this Agreement by sending to the Company, by registered mail to its principal office, notice stating the time and date when, not less than 5 days after the date of mailing of such notice, termination shall be effective. If the Company fails to notify the Reinsurer of such merger, purchase, sale, or change, the Reinsurer, within 35 days after the Reinsurer has acquired knowledge of the merger, purchase, sale, or change, may terminate this Agreement by sending to the Company, by registered mail to its principal office, notice stating the time and date when, not less than 5 days after the date of mailing of such notice, termination shall be effective.

       In any instance that the Reinsurer terminates this Agreement in accordance with the circumstances described in the immediately preceding paragraph, the Reinsurer shall not be liable for losses resulting from occurrences taking place after the effective time and date of termination. In such event, the Reinsurer shall return to the Company the reinsurance premium unearned,

























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  calculated on a monthly pro rata basis as of the effective time and date of termination, less than the commission previously allowed thereon and less any other amounts due from the Company to the Reinsurer.


  Article XI - CURRENCY

       Whenever the sign "$" appears in this Agreement it shall be construed to mean United States Dollars.


  Article XII - ERRORS AND OMISSIONS

       The Reinsurer shall not be relieved of liability because of an error or accidental omission of the Company in reporting any claim or loss or any business reinsured under this Agreement, provided that the error or omission is rectified promptly after discovery. The Reinsurer shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.


  Article XIII - SPECIAL ACCEPTANCES

       Business not within the terms of this Agreement may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.


  Article XIV - RESERVES AND TAXES

       The Reinsurer shall maintain the required reserves as to the Reinsurer's portion of unearned premium, claims, losses, and adjustment expense.

       The Company shall be liable for all premium taxes on premium ceded to the Reinsurer under this Agreement. If the Reinsurer is obligated to pay any premium taxes on this premium, the Company shall reimburse the Reinsurer; however, the Company shall not be required to pay taxes twice on the same premium.


  Article XV - OFFSET

       The Company or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, adjustment, expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer, subject to state regulation.



























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  Article XVI - INSPECTION OF RECORDS

       The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including Company files concerning claims, losses, or legal proceedings which involve or are likely to involve the Reinsurer.


  Article XVII - CONFIDENTIALITY OF INFORMATION

       The Reinsurer agrees not to divulge information obtained as a result of any inspection of the records and reports of the Company to third parties, except the Reinsurer may divulge such information to its auditors, retrocessionaires, related companies and agents ("the excepted third parties"), if any, and may also use the information so obtained for any legal proceedings related to or arising out of this Agreement. Before the Reinsurer divulges such information to any of the excepted third parties, it will first cause such excepted third parties to agree that they will not divulge such information further.


  Article XVIII - ARBITRATION

       Any unresolved difference of opinion between the Reinsurer and the Company shall be submitted to arbitration by three arbitrators. One arbitrator shall be chosen by the Reinsurer, and one shall be chosen by the Company. The third arbitrator shall be chosen by the other two arbitrators within ten (10) days after they have been appointed. I f the two arbitrators cannot agree upon a third arbitrator, each arbitrator shall nominate three persons of whom the other shall reject two. The third arbitrator shall than be chosen by drawing lots. If either party fails to choose an arbitrator within thirty (30) days after receiving the written request of the other party to do so, the latter shall choose both arbitrators, who shall choose the third arbitrator. The arbitrators shall be impartial and shall be present or former officials of property or casualty insurance or reinsurance companies.

       The party requesting arbitration (the "Petitioner") shall submit its brief to the arbitrators within thirty (30) days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner's brief, the other party (the "Respondent") shall have thirty (30) days to file a reply brief. On receipt of the Respondent's brief, the Petitioner shall have twenty (20) days to file a rebuttal brief. Respondent shall have twenty (20) days from the receipt of Petitioner's rebuttal brief to file its rebuttal brief. The arbitrators may extend the time for filing of briefs at the request of either party.

       The arbitrators are relieved from judicial formalities and, in addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, shall make their award with a view to effecting the intent of this Agreement. The decision of the majority shall be final and binding upon the parties. The costs of arbitration, including the fees of the arbitrators, shall be shared equally unless the arbitrators decide to otherwise. The arbitration shall be held at the times and places agreed upon by the arbitrators.


  Article XIX - INSOLVENCY OF THE COMPANY

       In the event of the insolvency of the Company, the reinsurance proceeds will be paid to the Company or the liquidator immediately upon demand, with reasonable provision for verification, on the basis of the amount of the claim allowed in the insolvency proceeding without diminution by reason of the inability of the Company to pay all or part of the claim.

       The Reinsurer shall be given written notice of the pendency of each claim against the Company on the policy(ies) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim and to interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate this 23rd day of September, 1994,
       ----        ---------     -

                           GENERAL REINSURANCE CORPORATION


                           Senior Vice President

  Attest,

  and this 4th day of October, 1994,
           ---        -------     -

                           THE FIDELITY AND CASUALTY COMPANY
                                     OF NEW YORK


                           Senior Vice President
                           ---------------------

  Attest:

                              APPENDIX A

                    Attached to and made a part of
                          AGREEMENT NO. 7978

                        POOLS AND ASSOCIATIONS



  State                                 Plan

  Alabama                Alabama Insurance Underwriting Association
                         Auto Insurance Plan

  Arizona                Auto Insurance Plan

  Arkansas               Auto Insurance Plan

  California             California Fair Plan
                         Auto Insurance Plan

  Colorado               Auto Insurance Plan

  Connecticut            Connecticut Fair Plan

  Delaware               Insurance Placement Facility of Delaware
                         (Fair Plan)

  District of Columbia   DC Property Insurance Facility (Fair Plan)
                         Auto Insurance Plan

  Florida                Joint Underwriting Association
                         Florida Windstorm Underwriting Association

  Georgia                Auto Insurance Plan
                         Georgia Underwriting Association

  Idaho                  Auto Insurance Plan

  Illinois               Mine Subsidence
                         Illinois Fair Plan

  Indiana                Indiana Basic Property Insurance
                         Underwriting Association
                         Mine Subsidence
                         Auto Insurance Plan

  Iowa                   Iowa Fair Plan

  Kansas                 Kansas All Industry Placement Facility
                         (Fair Plan)

  Kentucky               Kentucky Property Insurance Placement Facility
                         Mine Subsidence

  State                                 Plan

  Louisiana              Auto Insurance Plan
                         Louisiana Insurance Underwriting Plan
                         Louisiana Joint Reinsurance Plan

  Maryland               Maryland Joint Insurance Association

  Massachusetts          Massachusetts Property Insurance
                         Underwriting Association (Fair Plan)
                         Reinsurance Facility (Auto Pool)

  Minnesota              Auto Insurance Plan

  Mississippi            Auto Insurance Plan

  Missouri               Missouri Property Insurance Placement
                         Facility (Fair Plan)
                         Joint Underwriting Association

  Montana                Auto Insurance Plan

  Nebraska               Auto Insurance Plan

  Nevada                 Auto Insurance Plan

  New Hampshire          Reinsurance Facility (Auto Pool)

  New Mexico             Auto Insurance Plan

  New York               New York Property Insurance Underwriting
                         Association
                         Auto Insurance Plan

  North Carolina         North Carolina Insurance Underwriting
                         Association (Beach Plan)
                         Reinsurance Facility (Auto Pool)
                         North Carolina Joint Underwriting
                            Association (Fair Plan)

  North Dakota           Auto Insurance Plan

  Ohio                   Mine Subsidence
                         Ohio Fair Plan Underwriting Association
                         Auto Insurance Plan

  Oklahoma               Auto Insurance Plan

  Oregon                 Auto Insurance Plan

  Pennsylvania           Insurance Placement Facility of
                         Pennsylvania (Fair Plan)
                         Auto Insurance Plan

  State                                 Plan

  Rhode Island           Rhode Island Joint Reinsurance Association
                         (Fair Plan)

  South Carolina         South Carolina Wind & Hail Underwriting
                         Association
                         Reinsurance Facility

  South Dakota           Auto Insurance Plan

  Tennessee              Auto Insurance Plan

  Texas                  Texas Catastrophe Property Insurance
                         Association

  Utah                   Auto Insurance Plan

  Virginia               Virginia Property Insurance Association
                         (Fair Plan)

  Washington             Washington Fair Plan
                         Auto Insurance Plan

  West Virginia          Mine Subsidence
                         Auto Insurance Plan
                         West Virginia Essential Property Insurance
                         Association (Fair Plan)

  Wisconsin              Auto Insurance Plan
                         Wisconsin Insurance Plan

  Wyoming                Auto Insurance Plan

                 NUCLEAR INCIDENT EXCLUSION CLAUSE -
                  PHYSICAL DAMAGE - REINSURANCE - USA



       (1) This Agreement does not cover any loss or liability accruing to the Company directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

       (2) Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

       (i) Nuclear reactor power plants including all auxiliary property on the site, or

       (ii) Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

       (iii) Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

       (iv)   Installations other than those listed in paragraph
              (2)(iii) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

       (3) Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

       (a) where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

       (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.
            However on and after 1st January 1960 this subparagraph
            (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

       (4) Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

       (5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

       (6) The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

       (7)  The Company to be sole judge of what constitutes:

       (a)  substantial quantities, and

       (b)  the extent of installation, plant or site.

  Note:     Without in any way restricting the operation of
  paragraph (1) hereof, it is understood and agreed that:

       (a) all policies issued by the Company on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

       (b) with respect to any risk located in Canada policies issued by the Company on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all provisions of this Clause shall apply.

                 NUCLEAR INCIDENT EXCLUSION CLAUSE -
                    LIABILITY - REINSURANCE - USA

       (1) This Agreement does not cover any loss or liability accruing to the Company as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

       (2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this Agreement all the original policies of the Company (new, renewal and replacement) of the clauses specified in Clause (ii) of this paragraph (2) from the time specified in Clause (iii) in this paragraph (2) shall be deemed to included the following provision (specified as the Limited Exclusion Provision):

       Limited Exclusion Provision*

       (i) It is agreed that the policy does not apply under any liability coverage, to injury, sickness,
                                          -----------------
               disease, death or destruction bodily injury or
               -----------------------------
               property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

       (ii) Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only) Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

       (iii) The inception dates and thereafter of all original policies as described in (ii) above, whether new, renewal or replacement, being policies which either

               (a) become effective on or after 1st May, 1960, or

               (b) become effective before that date and contain the Limited Exclusion Provision set out above: provided this paragraph (2) shall not be applicable to Family Automobile Policies,

                      Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Company on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

       (3) Except for those classes of policies specified in Clause (ii) of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this Agreement the original liability policies of the Company (new, renewal and replacement) affording the following coverages:

               Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

  shall be deemed to include, with respect to such coverages, from the time specified in Clause (v) of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

       Broad Exclusion Provision*

       It is agreed that the policy does not apply:

       (i)     Under any Liability Coverage, to injury, sickness,
                                                -----------------
               disease, death or destruction bodily injury or
               -----------------------------
               property damage:

               (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

               (b) resulting from the hazardous properties of nuclear material and with respect to which
                      (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

       (ii) Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief first aid to
               ------------------------------------
               expenses incurred with respect to bodily injury,
                                                 --------------
               sickness, disease or death bodily injury and arising
               --------------------------
               out of the operation of a nuclear facility by any person or organization.

       (iii)   Under any Liability Coverage, to injury, sickness,
                                                -----------------
               disease, death or destruction bodily injury or
               -----------------------------
               property damage resulting from the hazardous properties of nuclear material if

               (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispensed therefrom.



                 NUCLEAR INCIDENT EXCLUSION CLAUSE -
                    LIABILITY - REINSURANCE - USA



               (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

               (c)    the injury, sickness, disease, death or
                          -----------------------------------
                      destruction bodily injury or property damage
                      -----------
                      arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to injury to or
                                                    ------------
                      destruction of property at such nuclear
                      ---------------------------------------
                      facility property damage to such nuclear
                      --------
                      facility and any property thereat.

       (iv)    As used in this endorsement:

               "hazardous properties" include radioactive, toxic or explosive properties, "nuclear material" means source material, special nuclear material or byproduct material; "source material", "special nuclear material", and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor, "waste" means any waste material
               (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

               (a)    any nuclear reactor,

               (b)    any equipment or device designed or used for
                      (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

               (c)    any equipment or device used for the
                      processing, fabricating or alloying of
                      special nuclear material is at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

               (d) any structure, basin, excavation, premises of place prepared or used for the storage or disposal of waste and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reactions or to contain a critical mass of fissionable material;

               With respect to injury or destruction of property
               -------------------------------------------------
               the word "injury" or "destruction" includes all
               ----------------------------------
               forms of radioactive contamination of property.

               "Property damage" includes all forms of radioactive contamination of property.

       (v) The inception date and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

               1. Garage and Automobile Policies issued by the Company on New York risks, or

               2. statutory liability insurance required under Chapter 90, General Laws of Massachusetts. until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

       (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Company in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters Association or the Independent Insurance Conference of Canada.



  N.M.A. 1590

       *Note.   The words underlined in the Limited Exclusion
  Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.


                                Page 2 of 2